    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1999


                                                      REGISTRATION NO. 333-87267
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              POET HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 7372                                94-3221778
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                            999 BAKER WAY, SUITE 100
                          SAN MATEO, CALIFORNIA 94404
                                 (650) 286-4640

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  DIRK BARTELS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              POET HOLDINGS, INC.
                            999 BAKER WAY, SUITE 100
                          SAN MATEO, CALIFORNIA 94404
                                 (650) 286-4640
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

       BRUCE M. MCNAMARA, ESQ.                   TOBIAS MULLER-DEKU                   WALTER A. LOONEY, ESQ.
       WILSON SONSINI GOODRICH                DR. CHRISTOPH L. GLESKE               SIMPSON THACHER & BARTLETT
               & ROSATI                          BRUCKHAUS WESTRICK                         21ST FLOOR
       PROFESSIONAL CORPORATION                     HELLER LOBER                          99 BISHOPSGATE
          650 PAGE MILL ROAD                      TAUNUSANLAGE 11                        LONDON EC2M 3YH
        PALO ALTO, CALIFORNIA                 60329 FRANKFURT AM MAIN                        ENGLAND
              94304-1050                              GERMANY                           (44) 207 422 4000
            (650) 493-9300                        (49) 69 27 30 80

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                        AGGREGATE OFFERING            AMOUNT OF
                SECURITIES TO BE REGISTERED                            PRICE              REGISTRATION FEE(1)
----------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value per share)...................        $65,550,000                 $18,223
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Registration fee previously paid. Estimated solely for the purpose determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable POET Holdings in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee........................................  $   18,223
Printing and engraving costs................................     150,000
Legal fees and expenses.....................................     400,000
Accounting fees and expenses................................     300,000
Neuer Markt Listing Fee.....................................
Blue Sky fees and expenses..................................       5,000
Transfer Agent and Registrar fees...........................      10,000
Reimbursed expenses of underwriters.........................
Miscellaneous expenses......................................     315,000
                                                              ----------
  Total                                                       $1,300,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article Ninth of POET Holdings' Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of POET Holdings' Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of POET Holdings to the fullest extent permissible under Delaware law.

     POET Holdings intends to enter into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in POET Holdings' Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, POET Holdings has issued unregistered securities to a limited number of persons as described below.

          1. On March 31, 1995, we issued 923,206 shares and 487,967 shares of Series B Common Stock to Dirk Bartels and Jochen Witte, respectively, and 816,793 shares and 408,397 shares of Series A Preferred Stock to European Technologies Holding and Compagnie Auxiliare Telecommunication (now INNOVACOM), respectively, in exchange for all of the outstanding capital stock of POET Software GmbH.

          2. On April 7, 1995, we sold 1,686,049 shares of Series B Preferred Stock for $2.15 per share to the following investors for an aggregate purchase price of $3,625,005.35: Atlas Venture Europe Fund B.V., Lawrence Owen Brown Family Trust (later transferred to Lawrence Owen Brown Family
     LLC), El Dorado C&L Fund, L.P., El Dorado Ventures III, L.P., El Dorado Technology IV, L.P., European Technologies Holding N.V., GC&H Investments, Compagnie Auxiliare Telecommunications S.A., O'Brien Family Trust U/T/D dated July 1, 1992, Sigma Associates III, Sigma Partners III, Sigma Investors III and WS Investment Company 95A.

          3. From inception through June 30, 1999, we granted stock options to purchase 1,228,550 shares of our common stock at exercise prices ranging from $0.22 to

     $11.50 per share $5.00 per share to employees, consultants, directors and other service providers pursuant to our 1995 Stock Plan.

          4. From inception through July 14, 1999, we issued and sold an aggregate of 243,959 shares of our Series A Common Stock to employees, consultants, directors and other service providers for an aggregate purchase price of approximately $66,157.85 pursuant to exercises of options granted under our 1995 Stock Plan.

          5. On June 19, 1995, in connection with an equipment lease, we issued a warrant to Lighthouse Capital Partners, L.P. to purchase 7,291 shares of our Series B Preferred Stock at an exercise price of $2.15 per share.

          6. On July 25, 1996, in connection with a loan, we issued a warrant to Venture Lending, a division of Cupertino National Bank & Trust, to purchase 2,185 shares of Series C Preferred Stock at $5.72 per share.

          7. On September 13, 1996, in connection with a loan, we issued a warrant to Venture Lending, a division of Cupertino National Bank & Trust, to purchase 4,370 shares of Series C Preferred Stock at $5.72 per share.

          8. On November 8, 1996, we sold 1,143,886 shares of Series C Preferred Stock for $5.72 per share to the following investors for an aggregate purchase price of $6,543,027.92: Atlas Venture Europe Fund B.V., Lawrence Owen Brown Family Trust, El Dorado C&L Fund, L.P., El Dorado Ventures III, L.P., El Dorado Technology IV, L.P., European Technologies Holding N.V., GC&H Investments, Innovacom, Sigma Associates III, Sigma Partners III, Sigma Investors III, WS Investment Company 96B and Novell, Inc.

          9. On September 23, 1998, in connection with a note and warrant bridge financing, we issued warrants to purchase an aggregate of 49,710 shares of our Series D Preferred Stock at an exercise price of $7.04 per share to the following investors: Atlas Venture Europe Fund B.V., the Lawrence Owen Brown Family Trust, El Dorado C&L Fund, L.P., El Dorado Ventures III, L.P., El Dorado Technology IV, L.P., European Technologies Holding N.V., Innovacom, Sigma Associates III, Sigma Partners III and Sigma Investors III.

          10. On December 23, 1998, December 31, 1998 and April 23, 1999, we sold an aggregate of 926,832 shares of Series D Preferred Stock for $7.04 per share to the following investors for an aggregate purchase price of $6,524,897.28: Atlas Venture Europe Fund B.V., Lawrence Owen Brown Family Trust, El Dorado C&L Fund, L.P., El Dorado Ventures III, L.P., El Dorado Technology IV, L.P., European Technologies Holding N.V., Innovacom, Sigma Associates III, Sigma Partners III, Sigma Investors III, Private Equity Bridge Invest Ltd., Technologie Beteiligungs Gesellschaft, Innovationsfonds Schleswig-Holstein & Hamburg GmbH and TH Fonds VC GmbH.

          11. On January 20, 1999, in connection with a loan for $3,900,000 from Technologie-Beteiligungsgesellschaft mbH der Deutschen Ausgleichsbank, we issued a convertible subordinated promissory note, convertible into shares of our Series A Common Stock.

          12. On February 16, 1999, we issued a warrant to purchase up to 8,423 shares of our Series A Common Stock at an exercise price of $7.04 per share to a technology search firm as in consideration for recruiting services.

          13. On April 30, 1999, we issued a warrant to purchase up to 35,000 shares of our Series A Common Stock at an exercise price of $7.04 per share to Ariba Technologies.

     Except as indicated above, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and POET Holdings believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with POET Holdings and the Predecessor, to information about POET Holdings.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT
--------                     -----------------------
 1.1*      Form of Underwriting Agreement.
 3.1*      Amended and Restated Certificate of Incorporation of the
           Registrant.
 3.2*      Amended and Restated Bylaws of the Registrant.
 4.1*      Form of Registrant's Common Stock certificate.
 5.1*      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation.
10.1**     Change of Control Severance Agreement by and between the
           Registrant and Jerry Wong, dated November 14, 1995.
10.2**     Change of Control Severance Agreement by and between the
           Registrant and Michael Hogan, dated April 2, 1997.
10.3**     Change of Control Severance Agreement by and between the
           Registrant and Carol Curry, dated August 1, 1997.
10.4.1**   Employment Contract between POET Software GmbH and Jorg
           Tewes, dated September 29, 1997.
10.4.2**   English Summary of Exhibit 10.4.1.
10.5.1**   Employment Contract between POET Software GmbH and Jochen
           Witte, dated May 19, 1993.
10.5.2**   English Summary of Exhibit 10.5.1.
10.6*      Amended and Restated 1995 Stock Plan.
10.7*      1999 Director Option Plan.
10.8*      1999 Employee Stock Purchase Plan.
10.9*      Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
10.10**    Second Amended and Restated Stockholder Rights Agreement,
           dated December 23, 1998.
10.11**    Warrant to purchase shares of Series A Common Stock of the
           Registrant issued to Mark L. Gideon and Karen A Gideon,
           Trustees U/A dated October 27, 1997 FBO Mark L. Gideon and
           Karen A Gideon.
10.12**    Warrant to purchase shares of Series A Common Stock of the
           Registrant issued to Ariba, Inc., dated April 30, 1999.
10.13**    Warrant to purchase shares of Series C Preferred Stock of
           the Registrant issued to Venture Lending, a Division of
           Cupertino National Bank & Trust, dated September 13, 1996.
10.14**    Warrant to purchase shares of Series C Preferred Stock of
           the Registrant issued to Venture Lending, a Division of
           Cupertino National Bank & Trust, dated July 25, 1996.
10.15**    Warrant to purchase shares of Series B Preferred Stock of
           the Registrant issued to Lighthouse Capital Partners, L.P., dated June 19, 1995.
10.16**    Form of warrant to purchase shares of Series D Preferred
           Stock of the Registrant.
10.17**    Lease Agreement, dated November 23, 1998, between Spieker
           Properties, L.P., and the Registrant's wholly owned
           subsidiary POET Software Corporation.
10.18.1*   Office Lease Agreement between the Registrant's wholly owned subsidiary POET Software GmbH and GBR
           Petersen/Schroeder/Schmiel-Vemieter for office space in
           Hamburg, Germany, dated May 29, 1997.
10.18.2*   English Summary of Exhibit 10.18.1.
10.19+     Agreement between POET Software Corporation and Ariba, Inc., dated April 30, 1999.
22.1**     Subsidiaries of Registrant.
23.1**     Consent of Deloitte & Touche LLP, independent auditors.
23.2*      Consent of Counsel. Reference is made to Exhibit 5.1.
24.1**     Power of Attorney (see page II-5).
27.1**     Financial Data Schedule.


-------------------------
 * To be filed by amendment.

** Previously filed.

 + Confidential treatment requested as to certain portions of this exhibit.

(b) FINANCIAL STATEMENT SCHEDULES

     Schedule II -- Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     We hereby undertake to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of us pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of POET Holdings in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN MATEO, STATE OF CALIFORNIA, ON THE 5TH DAY OF OCTOBER, 1999.


                                          POET HOLDINGS, INC.

                                          By:       /s/ DIRK BARTELS
                                            ------------------------------------
                                                        Dirk Bartels
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                  SIGNATURE                                   TITLE                       DATE
                  ---------                                   -----                       ----

              /s/ DIRK BARTELS                 President and Chief Executive         October 5, 1999
---------------------------------------------  Officer and Chairman of the Board
                Dirk Bartels                   (Principal Executive Officer)

                      *                        Chief Financial Officer               October 5, 1999
---------------------------------------------  (Principal Financial Officer)
                Jochen Witte

                      *                        (Principal Accounting Officer)        October 5, 1999
---------------------------------------------
                 Jerry Wong

                      *                        Director                              October 5, 1999
---------------------------------------------
                Shanda Bahles

                      *                        Director                              October 5, 1999
---------------------------------------------
             Lawrence Owen Brown

                      *                        Director                              October 5, 1999
---------------------------------------------
             J. Burgess Jamieson

                      *                        Director                              October 5, 1999
---------------------------------------------
                 Gert Kohler

                      *                        Director                              October 5, 1999
---------------------------------------------
               Jerome Lecoeur

            *By: /s/ DIRK BARTELS              Attorney-in-fact                      October 5, 1999
   --------------------------------------
                Dirk Bartels

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENT
---------                     -----------------------
 1.1*       Form of Underwriting Agreement.
 3.1*       Amended and Restated Certificate of Incorporation of the
            Registrant.
 3.2*       Amended and Restated Bylaws of the Registrant.
 4.1*       Form of Registrant's Common Stock certificate.
 5.1*       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation.
10.1**      Change of Control Severance Agreement by and between the
            Registrant and Jerry Wong, dated November 14, 1995.
10.2**      Change of Control Severance Agreement by and between the
            Registrant and Michael Hogan, dated April 2, 1997.
10.3**      Change of Control Severance Agreement by and between the
            Registrant and Carol Curry, dated August 1, 1997.
10.4.1**    Employment Contract between POET Software GmbH and Jorg
            Tewes, dated September 29, 1997.
10.4.2**    English Summary of Exhibit 10.4.1.
10.5.1**    Employment Contract between POET Software GmbH and Jochen
            Witte, dated May 19, 1993.
10.5.2**    English Summary of Exhibit 10.5.1.
10.6*       Amended and Restated 1995 Stock Plan.
10.7*       1999 Director Option Plan.
10.8*       1999 Employee Stock Purchase Plan.
10.9*       Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
10.10**     Second Amended and Restated Stockholder Rights Agreement,
            dated December 23, 1998.
10.11**     Warrant to purchase shares of Series A Common Stock of the
            Registrant issued to Mark L. Gideon and Karen A Gideon,
            Trustees U/A dated October 27, 1997 FBO Mark L. Gideon and
            Karen A Gideon.
10.12**     Warrant to purchase shares of Series A Common Stock of the
            Registrant issued to Ariba, Inc., dated April 30, 1999.
10.13**     Warrant to purchase shares of Series C Preferred Stock of
            the Registrant issued to Venture Lending, a Division of
            Cupertino National Bank & Trust, dated September 13, 1996.
10.14**     Warrant to purchase shares of Series C Preferred Stock of
            the Registrant issued to Venture Lending, a Division of
            Cupertino National Bank & Trust, dated July 25, 1996.
10.15**     Warrant to purchase shares of Series B Preferred Stock of
            the Registrant issued to Lighthouse Capital Partners, L.P., dated June 19, 1995.
10.16**     Form of warrant to purchase shares of Series D Preferred
            Stock of the Registrant.
10.17**     Lease Agreement, dated November 23, 1998, between Spieker
            Properties, L.P., and the Registrant's wholly owned
            subsidiary POET Software Corporation.
10.18.1*    Office Lease Agreement between the Registrant's wholly owned subsidiary POET Software GmbH and GBR
            Petersen/Schroeder/Schmiel-Vemieter for office space in
            Hamburg, Germany, dated May 29, 1997.
10.18.2*    English Summary of Exhibit 10.18.1.
10.19+      Agreement between POET Software Corporation and Ariba, Inc., dated April 30, 1999.
22.1**      Subsidiaries of Registrant.
23.1**      Consent of Deloitte & Touche LLP, independent auditors.
23.2*       Consent of Counsel. Reference is made to Exhibit 5.1.
24.1**      Power of Attorney (see page II-5).
27.1**      Financial Data Schedule.


-------------------------
 * To be filed by amendment.

** Previously filed.

 + Confidential treatment requested as to certain portions of this exhibit.